As filed with the Securities and Exchange Commission on June 17, 2004.
                                            Registration Statement No. 333-61150

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            -------------------------

                         Post-effective Amendment No. 3
                                       to
                                    FORM S-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                            -------------------------

                         HANDY HARDWARE WHOLESALE, INC.
               (Exact name of Registrant as specified in charter)

     Texas                    8300 Tewantin Drive                74-1381875
(State of Incorporation)      Houston, Texas  77061           (I.R.S. Employer
                                 (713) 644-1495              Identification No.)
                        (Address and telephone number of
                    Registrant's principal executive offices)
                            -------------------------

            Don Jameson                                        Copy to:
President and Chief Executive Officer                         Bo C. Boyd
  Handy Hardware Wholesale, Inc.             Jenkens & Gilchrist, A Professional Corporation
      8300 Tewantin Drive                            1401 McKinney, Suite 2700
     Houston, Texas 77061                              Houston, Texas 77010
      (713) 644-1495
(Name, address and telephone number
       of agent for service)

                            -------------------------

     Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: |X|

     If the Registrant elects to deliver its latest annual report to security holders, or a complete and legible facsimile thereof, pursuant to Item 11(a)(1) of this Form, check the following box: |X|


     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                         HANDY HARDWARE WHOLESALE, INC.
                       Deregistration of Unsold Shares of
                   Class A Common Stock, Class B Common Stock
                               and Preferred Stock

     Pursuant to this Registration Statement No. 333-61150 on Form S-2, Handy Hardware Wholesale, Inc., a Texas corporation (the "Company"), registered shares of its Class A Common Stock, Class B Common Stock and Preferred Stock for offering to the Company's member-dealers. The offering commenced May 23, 2001 and terminated on April 30, 2004.

     The Company hereby deregisters the shares of Class A Common Stock, Class B Common Stock and Preferred Stock that were not sold pursuant to the Registration Statement, as summarized below:


                                                                                                     No. unsold &
                                                                No. originally                          hereby
                                                                  registered         No. sold        deregistered
                                                                --------------       --------        ------------

Class A Common Stock                                                5,000              1,850             3,150
Class B Common Stock                                               25,000             24,227               773
Preferred Stock                                                    25,000             24,613               387

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant, Handy Hardware Wholesale, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-2 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Houston, State of Texas on June 17, 2004.

                                   HANDY HARDWARE WHOLESALE, INC.


                                   /s/ Don Jameson
                                   ---------------------------------------------
                                   Don Jameson
                                   President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


                     Signature                                      Title                            Date
                     ---------                                      -----                            ----

                  /s/ Don Jameson                      President,     Chief    Executive         June 17, 2004
--------------------------------------------------     Officer and Director
                    Don Jameson


                /s/ Tina S. Kirbie                     Chief  Financial  and  Accounting        June 17, 2004
--------------------------------------------------     Officer
                  Tina S. Kirbie


                /s/ Doug Ashy, Jr.*                                 Director                    June 17, 2004
--------------------------------------------------
                  Doug Ashy, Jr.


               /s/ Terrill Bartlett*                                Director                    June 17, 2004
--------------------------------------------------
                 Terrill Bartlett


                 /s/Craig E. Blum*                                  Director                    June 17, 2004
--------------------------------------------------
                   Craig E. Blum


              /s/ Susie Bracht-Black*                               Director                    June 17, 2004
--------------------------------------------------
                Susie Bracht-Black


               /s/ Suzanne Elliott*                                 Director                    June 17, 2004
--------------------------------------------------
                  Suzanne Elliott

               /s/ William R. Hill*                                 Director                    June 17, 2004
--------------------------------------------------
                  William R. Hill


                  /s/ Jimmy Pate*                                   Director                    June 17, 2004
--------------------------------------------------
                    Jimmy Pate


                /s/ Leroy Wellborn*                                 Director                    June 17, 2004
--------------------------------------------------
                  Leroy Wellborn


*By:     /s/ Don Jameson
         Don Jameson
         Attorney-in-Fact pursuant to power of
         attorney contained in original filing of
         this Registration Statement